Exhibit 21

                          MCDONNELL DOUGLAS CORPORATION
                                SUBSIDIARIES (1)


                          State or Other
                          Jurisdiction of
     Company               Incorporation          Business Name
     -------              ---------------         -------------

McDonnell Douglas             Canada             McDonnell Douglas
  Canada LTD (2)                                 Canada LTD or MDCAN

McDonnell Douglas             Delaware           McDonnell Douglas
  Commercial Delta,                              Commercial Delta, Inc.
  Inc. (2)                                       or MDCD

McDonnell Douglas             Delaware           McDonnell Douglas
  Helicopter Company (2)                         Helicopter Company
                                                 or MDHC and McDonnell
                                                 Douglas Helicopter
                                                 Systems or MDHS

McDonnell Douglas Finance     Delaware           McDonnell Douglas
  Corporation (3)                                Finance Corporation
                                                 or MDFC

McDonnell Douglas             California         McDonnell Douglas
  Realty Company (2)                             Realty Company
                                                 or MDRC

MDFC Equipment                Delaware           MDFC Equipment
  Leasing Corporation (4)                        Leasing Corporation
                                                 or MDFCELC

MDFC-Lakewood Company (3)     Delaware           MDFC-Lakewood
                                                 Company or MDFCLKC


(1) All other subsidiaries have been omitted from this listing, as considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(2)  A consolidated subsidiary meeting the test as a significant subsidiary.

(3)  A  consolidated   subsidiary  of  McDonnell  Douglas   Financial   Services
     Corporation  (not  a  significant   subsidiary)   meeting  the  test  as  a
     significant subsidiary.

(4) A consolidated subsidiary of McDonnell Douglas Finance Corporation meeting the test as a significant subsidiary.